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                                                                    Exhibit 99.1

                         CC MASTER CREDIT CARD TRUST II
                        Excess Spread Analysis - May 2002

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Series                                             1995-A           1995-C            1996-C           1998-A
Deal Size                                          $400 MM          $400 MM         $271.50 MM        $600 MM
Expected Maturity                                 08/15/02         02/18/03          02/16/04         09/15/03
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
Yield                                             20.87%            20.40%           20.40%           20.40%
Less:   Coupon                                     2.10%             2.11%            2.08%            2.11%
        Servicing Fee                              0.81%             1.50%            1.50%            1.50%
        Net Credit Losses                          8.23%             8.23%            8.23%            8.23%
Excess Spread:
        May-02                                     9.73%             8.56%            8.59%            8.56%
        April-02                                   7.50%             7.49%            7.52%            7.49%
        March-02                                  10.30%            10.29%           10.32%           10.29%
Three month Average Excess Spread                  9.18%             8.78%            8.81%            8.78%

Delinquency:
        30 to 59 days                              2.15%             2.15%            2.15%            2.15%
        60 to 89 days                              1.58%             1.58%            1.58%            1.58%
        90 + days                                  2.94%             2.94%            2.94%            2.94%
        Total                                      6.67%             6.67%            6.67%            6.67%

Payment Rate                                      12.56%            12.56%           12.56%           12.56%
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